Exhibit 10.2

FORM OF AMENDMENT, CONSENT AND WAIVER AGREEMENT

AMENDMENT, CONSENT AND WAIVER AGREEMENT (the “Agreement”) is made as of the ____ day of May 2012 by and between Advaxis, Inc., a Delaware corporation (the “Company”), and the purchaser (the “Investor”).

WHEREAS, on [October 28, 2011][December 29, 2011], the Company and the Investor entered into that certain Note Purchase Agreement (the “Purchase Agreement”), pursuant to which, on [October 31, 2011][January 9, 2012], the Investor purchased (i) a convertible promissory note, with the aggregate principal amount outstanding thereunder on the date of issuance and the date hereof as set forth on the Investor signature page attached hereto (the “Original Note”) and (ii) a warrant to purchase such number of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) as set forth on the Investor signature page attached hereto (the “Original Warrant” and together with the Original Note, the “Original Securities”);

WHEREAS, on or about the date of this Agreement, the Company intends to enter into exchange agreements (the “Exchange Agreements”) with each of the other investors (the “Other Investors”) who entered into Note Purchase Agreements with the Company, substantially in the form of the Purchase Agreement, on May 9, 2011 and [October 2, 2011][December 29, 2011] (the “Other Purchase Agreements”), pursuant to which the Other Investors shall agree to (i) exchange the securities they purchased from the Company pursuant to the Other Purchase Agreements and (ii) amend the Other Purchase Agreements to delete Sections 8, 10 and 11 therefrom, and in return the Company shall agree to issue to the Other Investors a certain number of shares of Common Stock and a warrant to purchase a certain number of shares of Common Stock (the “Exchange”);

WHEREAS, in connection with the Exchange, the Company and the Investor desire to amend (i) Sections 10 and 11 of the Purchase Agreement and (ii) the Original Warrant to extend the Expiration Date (as defined in the Original Warrant) to the fourth anniversary (4th) of the issue date of the Original Warrant (the “Warrant Amendment”); and

WHEREAS, in connection with the Exchange and the Warrant Amendment, the Investor desires to (i) consent to the execution and delivery of the Exchange Agreements and (ii) waive any and all rights it may have under the Original Note or the Purchase Agreement due to the consummation of the transactions contemplated by the Exchange.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment to Purchase Agreement.

1.1 Amendments.

(a) Section 10.7 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“10.7 The restrictions contained in this Section 10 shall not apply (1) in connection with the issuance of any Excluded Securities (as defined below), (2) to the extent that counsel to the Company has advised that with respect to a Subsequent Placement of Offered Securities that are not being issued pursuant to a registration statement under the 1933 Act, the exercising of the participation right would result in the Company not being able to offer or sell the Offered Securities pursuant to any exemption from the registration requirements of the 1933 Act, (3) in connection with an exchange of debt for equity pursuant to Section 3(a)(10) under the 1933 Act or (4) in connection with the issuance of securities pursuant to an equity line of credit facility or at-the-market offering.”

(b) Section 10.9(c)(F) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“(F) any Common Stock, Convertible Securities or Options issued or issuable pursuant to Section 3(a)(10) of the 1933 Act with respect to the settlement of accounts payables of the Company approved by the Board of Directors of the Company,”

(c) Section 11 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“11. [INTENTIONALLY OMITTED].”

1.2 Reaffirmation. In all respects not inconsistent with the terms and provisions of this Agreement, the Purchase Agreement, as amended hereby, shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed by the parties hereto. From and after the date hereof, each reference to the Purchase Agreement in any other instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby, unless the context otherwise requires.

2. Amendment to Original Warrant.

2.1 Amendments. The first sentence of the fist paragraph on the cover page of the Original Warrant is hereby amended by deleting “third anniversary (3rd)” and replacing it with “fourth anniversary (4th)”.

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2.2. Reaffirmation. In all respects not inconsistent with the terms and provisions of this Agreement, the Original Warrant, as amended hereby, shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed by the parties hereto. From and after the date hereof, each reference to the Original Warrant in any other instrument or document shall be deemed a reference to the Original Warrant as amended hereby, unless the context otherwise requires.

3. Consent and Waiver.

3.1 Consent. The Investor hereby (a) approves and consents to the execution and delivery of the Exchange Agreements and the Exchange and (b) agrees and acknowledges that, notwithstanding anything else to the contrary contained in the Original Note or the Purchase Agreement, the execution and delivery of the Exchange Agreements and the Exchange shall be deemed to be permitted by and valid and effective under the Original Note and the Purchase Agreement, shall not be deemed to cause a violation or breach of or default under any provision of the Original Note or the Purchase Agreement (including, without limitation, any provision of Section 4.1 of the Original Note or Section 10 of the Purchase Agreement) and shall not be deemed to cause a default under or otherwise affect the Original Note or the Purchase Agreement, in each case, notwithstanding the fact that the execution and delivery of the Exchange Agreements and the Exchange occurs without the satisfaction or fulfillment of any requirement, condition or obligation that (but for the provisions of this letter) otherwise may arise from or be deemed applicable to the execution and delivery of the Exchange Agreements or such Exchange under any provision of the Original Note or the Purchase Agreement (including, without limitation, the provisions of Section 4.1 of the Original Note or Section 10 of the Purchase Agreement).

3.2 Waiver. Without limiting the generality of Section 3.1, the Investor hereby waives any and all rights it may have to require the Company to satisfy or fulfill any requirement, condition or obligation that may arise from or be deemed applicable to the execution and delivery of the Exchange Agreements or the Exchange under any provision of the Original Note or the Purchase Agreement (including, without limitation, any provision of Section 4.1 of the Original Note or Section 10 of the Purchase Agreement).

4. Miscellaneous

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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4.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (a) in the case of the Company to Advaxis, Inc., 305 College Road East, Princeton, New Jersey 08540, Attention: Mark J. Rosenblum, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, NY 10166, Attention: Robert H. Cohen, Esq.; Fax#: (212) 801-6400 or (b) in the case of the Investor, to the address as set forth on the signature page or exhibit pages hereof or, in either case, at such other address as such party may designate by TEN (10) business days advance written notice to the other parties hereto.

4.5 Finder’s Fees. Except for fees payable by the Company to persons designated by the Company, each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

4.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor.

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4.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.8 Entire Agreement. This Agreement represents the entire agreement and understandings between the parties concerning the amendments, consent and waiver contemplated hereby and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

4.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

ADVAXIS, INC.

By:
Name: Thomas A. Moore
Title: Chairman/ CEO

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[INVESTOR SIGNATURE PAGES TO EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ______________________________________________________________

Signature of Authorized Signatory of Investor:________________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Original Principal Amount of the Original Note on issuance date: $_______________

Principal Amount Outstanding of the Original Note on date hereof: $________________

Number of shares of Common Stock underlying the Original Warrant on issuance date: _______

Number of shares of Common Stock underlying the Original Warrant on date hereof: _________

[SIGNATURE PAGES CONTINUE]

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